UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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BASSETT FURNITURE INDUSTRIES, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BASSETT FURNITURE INDUSTRIES, INCORPORATED

Bassett, Virginia

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 15, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bassett Furniture Industries, Incorporated (the “Company”), will be held at the Company’s headquarters in Bassett, Virginia, on Tuesday, April 15, 2008, at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

1.	The election of nine Directors.

2.	A proposal to ratify the selection of Ernst & Young LLP as independent public accountants for the fiscal year ending November 29, 2008.

3.	Any and all other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 3, 2008 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

YOUR VOTE IS VERY IMPORTANT TO US. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE ACT PROMPTLY TO VOTE YOUR SHARES BY RETURNING THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

By Order of the Board of Directors

Robert H. Spilman, Jr.
Chief Executive Officer and President

Bassett, Virginia

March 10, 2008

BASSETT FURNITURE INDUSTRIES, INCORPORATED

3525 Fairystone Park Highway, Bassett, Virginia 24055

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Bassett Furniture Industries, Incorporated (the “Company” or “Bassett”) to be held at the Company’s headquarters in Bassett, Virginia, at 9:00 a.m., local time, on Tuesday, April 15, 2008. This Proxy Statement and accompanying proxy are being sent to the stockholders of the Company on or about March 10, 2008.

The Company has hired Innisfree M&A, Incorporated to help solicit proxies. Bassett expects to pay Innisfree a fee of $50,000 for its services and will reimburse Innisfree for reasonable out-of-pocket expenses estimated at about $5,000. Some of the Company’s directors, officers and employees may solicit proxies in person or by telephone, e-mail, or other means for no additional compensation. Brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, will be asked to forward proxy materials to their principals and request authority for the execution of the proxy. The Company will reimburse such institutions for their reasonable expenses in so doing. The total cost of soliciting proxies will be borne by the Company.

Any shareholder of record may revoke his or her proxy before it is exercised by (1) sending written notice to Barry C. Safrit, Chief Financial Officer, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055, (2) timely delivering a valid, later-dated proxy or (3) by attending the meeting and electing to vote in person. Any beneficial owner of common stock may revoke his or her proxy before it is exercised by contacting his or her bank, broker or other shareholder of record and submitting revised voting instructions. Proxies received by the Company that are in proper form will be voted as set forth on the proxy at the meeting or any adjournment of the meeting. If your shares are held in street name with your broker or by a nominee and you wish to vote in person at the meeting you will need to obtain a legal proxy from the institution that holds your shares and provide that legal proxy at the meeting.

The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders, and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

Stockholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of Common Stock, par value $5.00 per share, of the Company (the “Common Stock”) held by them of record at the close of business on March 3, 2008, which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. The number of shares of Common Stock of the Company outstanding on March 3, 2008, was 11,812,740. Voting on all matters, including the election of Directors, may be by written ballot, voice vote or show of hands.

Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. If a quorum is present, Directors will be elected by a plurality of the votes cast and action on other matters submitted to the stockholders will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter.

Principal Stockholders and Holdings of Management

The table below presents certain information as to the only persons known to the Company to be the beneficial owners of more than 5% of the Common Stock of the Company as of February 15, 2008. Except as otherwise noted, each of the beneficial owners listed below has sole voting and investment power with respect to the shares listed.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Aegis Financial Corporation 1100 North Glebe Road, Suite 1040 Arlington, VA 2 2201	1,210,230	(1)	10.25%

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	875,244	(2)	7.41%

Grace & White, Inc. 515 Madison Avenue, Suite 1700 New York, NY 10022	819,202	(3)	6.94%

Franklin Resources, Inc. and related persons One Franklin Parkway San Mateo, CA 94403 Franklin Advisory Services, LLC One Parker Plaza, 9th Floor Fort Lee, NJ 07024	749,600	(4)	6.35%

Donald Smith & Co., Inc. 152 West 57th Street New York, NY 10019	665,790	(5)	5.64%

Costa Brava Partnership III L.P. and related persons 420 Boylston Street Boston, MA 02116	605,923	(6)	5.13%

(1)

Aegis Financial Corporation (“Aegis”), a registered investment adviser, has investment and voting power with respect to all of these shares. Aegis disclaims beneficial ownership of all such shares. The information provided is based upon a Schedule 13G filed February 14, 2008 by Aegis. The Schedule 13G filed by Aegis was a joint filing with William S. Berno and Scott L. Barbee, both of whom reported having shared voting and investment power over the shares shown in the table, and both of whom disclaim beneficial ownership of all such shares.

(2)

Dimensional Fund Advisors LP, formerly, Dimensional Fund Advisors, Inc. (“Dimensional”), a registered investment adviser, may be deemed to have beneficial ownership of these shares which are held by certain investment companies, trusts and accounts for which Dimensional serves as investment adviser or manager. Dimensional has sole investment and voting power with respect to all of these shares. Dimensional disclaims beneficial ownership of all such shares. The information provided is based upon a Schedule 13G/A filed February 6, 2008 by Dimensional.

(3)

Grace & White, Inc. (“Grace”), a registered investment adviser, has sole investment power with respect to all of these shares, which it holds on behalf of its clients, and sole voting power with respect to 182,822 of such shares. The information provided is based upon a Schedule 13G/A filed January 30, 2008 by Grace.

(4)

Franklin Resources, Inc. (“FRI”), through its subsidiaries, Franklin Advisory Services, LLC (“FAS”) and Fiduciary Trust Company International (“FTC”), has sole investment power with respect to all of these shares and sole voting power with respect to 738,600 of such shares. FAS’s and FTC’s beneficial ownership of these shares results from each company acting as an investment adviser to one or more investment companies and other managed accounts. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal stockholders of FRI and may be deemed the beneficial owners of securities held by persons and entities advised by FRI’s subsidiaries. Each of FRI, FAS, FTC, Charles B. Johnson and Rupert H. Johnson, Jr. disclaim beneficial ownership of these shares. The information provided is based upon a Schedule 13G/A filed February 4, 2008 by FRI, FAS, Charles B. Johnson and Rupert H. Johnson, Jr.

(5)

Donald Smith & Co., Inc. (“Smith”), a registered investment adviser, has sole investment power with respect to all of these shares, which are owned by its advisory clients, and sole voting power with respect to 545,390 of such shares. The information provided is based upon a Schedule 13G filed February 8, 2008 by Smith.

(6)

These shares are held by Costa Brava Partnership III L.P., a Delaware limited partnership, (“Costa Brava”), and are beneficially owned by Costa Brava, Roark, Rearden and Hamot, LLC, a Delaware limited liability company (“RRH”) and the general partner of Costa Brava, and Seth W. Hamot (“Hamot”), the president of RRH (collectively, Costa Brava, RRH and Hamot are the “Filers”). Prior to January 18, 2008 the Filers may have been deemed to be members of a group with Steven Tannenbaum, Greenwood Investments, Inc., Greenwood Capital Limited Partnership and Greenwood Investors Limited Partnership (together, and not including the Filers, “Greenwood”). The Filers state that they and Greenwood terminated the informal oral arrangement under which they may be deemed to have acted together as a group on January 18, 2008. On or prior to that date, the Filers and Greenwood may have been deemed to be the beneficial owners of 759,483 shares of Common Stock, representing approximately 6.4% of the Common Stock outstanding. The information provided is based upon a Schedule 13D filed January 28, 2008 by the Filers.

The following information with respect to beneficial ownership, as of February 15, 2008, of shares of common stock is furnished with respect to (i) each nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table appearing later in this Proxy Statement, and (iii) all current directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Peter W. Brown, M.D	13,915	[2]	—	(1)
Paul Fulton	39,724	[2]	—	(1)
Howard H. Haworth	12,603	[2]	—	(1)
George W. Henderson, III	3,622		—	(1)
Kristina Herbig	0		—	(1)
Dale C. Pond	8,844	[2]	—	(1)
Robert H. Spilman, Jr.	280,873	[2,3]	2.34%
William C. Wampler, Jr.	3,122		—	(1)
William C. Warden, Jr.	3,622		—	(1)
Barry C. Safrit, individually and as Trustee of the Bassett Employee Savings/Retirement Plan	385,193	[2,4]	3.25%
Jason Camp	37,500	[2]	—	(1)
Keith Sanders	90,000	[2]	—	(1)
John E. Bassett III	68,263	[2,5]	—	(1)
Directors and executive officers as a group (16 persons)	1,018,881	[6]	8.25%

(1)	Less than 1% of the outstanding Common Stock.
(2)

Includes shares subject to options that are currently exercisable or exercisable within 60 days as follows: Mr. Brown 3,000; Mr. Fulton 15,000; Mr. Haworth 6,000; Mr. Pond 4,500; Mr. Spilman 196,668; Mr. Safrit 60,000; Mr. Camp: 37,500; Mr. Sanders: 90,000; and Mr. Bassett: 66,548.

(3)	Includes 12,717 shares held by Mr. Spilman’s wife, 21,892 shares held by his children and 13,962 held in trusts of which Mr. Spilman is the beneficiary.
(4)

Includes 323,025 shares held by the Company’s Employee Savings/Retirement Plan, for which Barry C. Safrit, Senior Vice President and Chief Financial Officer of the Company, has sole voting and dispositive power in his capacity as Trustee. Mr. Safrit disclaims beneficial ownership of these shares.

(5)	Includes shares held by Mr. Bassett’s wife.
(6)	Includes 545,633 shares subject to options held by Directors and executive officers that are currently exercisable or that are exercisable within 60 days.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, nine Directors will be elected to serve, subject to the provisions of the Bylaws, until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR the nine nominees listed below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder’s proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for the nine nominees including such substitutes as shall be designated by the Board of Directors.

The nine nominees for election as Directors are listed below. All of the nominees are currently members of the Board of Directors. All were elected to their current terms, which expire in 2008, at the Annual Meeting of Stockholders held on April 19, 2007, except for Ms. Herbig, who was named a director on December 12, 2007 to fill the vacancy left by David A. Stonecipher who retired from the Board of Directors.

Name and Director Since	Age	Offices With the Company or Other Occupation During Past Five Years and Directorships
Peter W. Brown, M.D. 1993	65	Partner, Virginia Surgical Associates (general surgery), since 1978. Director, Dominion Resources, Inc.

Paul Fulton 1993	73	Chairman of the Board of the Company since 1997; Chief Executive Officer of the Company from 1997 to 2000; Dean of the Kenan-Flagler Business School of the University of North Carolina at Chapel Hill from 1994 to 1997; retired, President of Sara Lee Corporation from 1988 to 1993; Director, Carters, Inc.

Howard H. Haworth 1997	73	Retired, President, The Haworth Group (personal and family investment group) from 1984 to 2007; Chief Executive Officer from 1973 to 1984 and Chairman and Chief Executive Officer from 1983 to 1985 of Drexel Heritage Home Furnishings; Chairman Emeritus, North Carolina State Board of Education since 1995; Secretary of Commerce of the State of North Carolina from 1985 to 1987; Emeritus Member, Board of Directors, Wachovia Corporation.

George W. Henderson, III 2004	59	Private Investor. Former Chairman of the Board & CEO, Burlington Industries, Inc. (manufacturer of textile products) 1995 to 2003. Director, Lincoln National Corporation.

Kristina Herbig 2007	41	Chief Financial Officer of Eddie V’s Restaurants, Inc. since January, 2007. Chief Financial Officer and Secretary of P.F. Chang’s China Bistro, Inc. from 2001 to 2006; Controller of P.F. Chang’s China Bistro, Inc. from 1996 to 2001.

Dale C. Pond 2002	61	Private Investor. Senior Executive Vice President, Merchandising/ Marketing, Lowe’s Companies, Inc. (home improvement retailer) from 1998 to 2005. Director, Family Dollar Stores, Inc.

Robert H. Spilman, Jr. 1997	51	President and Chief Executive Officer of the Company since 2000; President and Chief Operating Officer of the Company since 1997. Director, Ruddick Corporation.

William C. Wampler, Jr. 2004	48	Member, Senate of the Commonwealth of Virginia since 1988; Retired Officer, U.S. Army Reserve; Managing Member of Wampler Consulting Group, LLC since 1998; Director, New Peoples Bankshares, Inc.

William C. Warden, Jr. 2004	55	Private Investor. Executive Vice President, Lowe’s Companies, Inc. from 1996 to 2003; Director, Ruddick Corporation.

CORPORATE GOVERNANCE

Board and Board Committee Information

Our Board of Directors currently consists of nine directors. The Board of Directors has determined that each of Dr. Brown, Ms. Herbig, the Hon. Wampler and Messrs. Haworth, Henderson, Pond and Warden are independent, as defined by The NASDAQ Stock Market (“NASDAQ”).

The Board of Directors met five times during the 2007 fiscal year. Each Director attended at least 75% of the meetings of the Board of Directors and committees on which such Director served. It is the policy of the Company that Directors should attend annual meetings of stockholders. A regular meeting of the Board of Directors is scheduled in conjunction with the annual meeting, and all Directors attended last year’s annual meeting, except Mr. Henderson.

The Board of Directors currently has two standing committees: an Audit Committee and an Organization, Compensation and Nominating Committee. The charters for each of these committees are available on the Company’s website at www.bassettfurniture.com.

Audit Committee: The Audit Committee is composed of Messrs. Warden, Haworth, Henderson and Ms. Herbig. Among other things, the Audit Committee engages or dismisses independent auditors; approves all audit, audit-related and other auditor fees and services; reviews, evaluates and monitors the performance of audit activities; reviews periodic financial filings; and reviews internal audit activities. The Board of Directors has determined that each member of the Audit Committee meets the current independence and experience requirements contained in the listing standards of NASDAQ. The Board of Directors has also determined that Mr. Henderson is an “audit committee financial expert” as defined in the regulations promulgated by the Securities and Exchange Commission (the “SEC”) under the Sarbanes-Oxley Act of 2002. The Audit Committee met nine times during the 2007 fiscal year.

Organization, Compensation and Nominating Committee: The Organization, Compensation and Nominating Committee is composed of Dr. Brown, Mr. Pond and the Hon. Wampler. The Committee reviews and makes recommendations to the Board of Directors with respect to executive compensation; establishes, reviews and recommends changes to the organizational structure of the Company so as to utilize the management resources to best respond to the changing demands of the marketplace; reviews the individual performance of each Director in terms of overall contribution to the betterment of the Company, including meeting attendance and participation; reviews the composition of the Board; and recommends a slate of Directors for nomination to the Board. The Organization, Compensation and Nominating Committee met five times during the 2007 fiscal year.

Director Compensation

The Organization, Compensation and Nominating Committee is responsible for recommending director compensation to the Board of Directors. The following compensation arrangements have been recommended by the Organization, Compensation and Nominating Committee and approved by the Board of Directors.

Directors who are also employees of the Company receive no additional compensation for serving as Directors. Directors who are not employees of the Company receive an annual retainer fee of $20,000 and a fee of $1,000 per committee or board meeting attended in person ($500 if attended by telephone). Chairpersons of the Board of Directors’ standing committees receive an additional fee of $1,000 per Board meeting, and the chairperson of the Audit Committee receives an additional annual retainer fee of $10,000. Under the 2005 Non-Employee Directors Stock Incentive Plan (the “Non-Employee Directors Plan”), each non-employee director receives an annual grant of restricted stock on the first day of the month following the Annual Meeting of Stockholders equal to $15,000 divided by the fair market value of the Company’s Common Stock.

NON-EMPLOYEE DIRECTOR COMPENSATION

Name	Fees earned or paid in cash (1) ($)	Stock awards ($) (2)	Total ($)
Peter W. Brown, M.D.	28,500	14,995	43,495
Howard H. Haworth	29,500	14,995	44,495
Kristina Herbig	—	—	—
George W. Henderson, III	28,500	14,995	43,495
Dale C. Pond	32,500	14,995	47,495
William C. Wampler, Jr.	28,500	14,995	43,495
William C. Warden, Jr.	44,500	14,995	59,495

(1)	Includes annual retainer fee, committee chairman fees, Board/committee meeting fees.
(2)	Pursuant to the Non-Employee Directors Plan, each of the Company’s outside directors received an award of 1,059 shares of restricted common stock on May 1, 2007. These shares had a grant date fair value of $14.16 per share and will vest on May 1, 2008, with restrictions on sales until 90 days after the grantee ceases to be a director. Ms. Herbig was not a director on the grant date, and therefore did not receive any such shares.

Policies and Procedures Governing Director Nominations

The Organization, Compensation and Nominating Committee evaluates candidates taking into account their individual skills and characteristics relative to the skills and characteristics of the current Board as a whole. Factors considered include diversity, age and such skills (e.g., an understanding of appropriate technologies, work experience relevant to the Company’s businesses, and decision-making ability) as are suited to the Company’s and the Board’s needs at the time.

Two members of the Organization, Compensation and Nominating Committee are selected each year to identify, screen, interview and submit Director candidates to the Organization, Compensation and Nominating Committee. Prospective candidates are typically identified by current non-management or former members of the Board. This process begins after an annual assessment and report by the Organization, Compensation and Nominating Committee to the full Board. Ms. Herbig was recommended to the Organization, Compensation and Nominating Committee by a non-management director.

The Organization, Compensation and Nominating Committee will consider director candidates recommended by stockholders. A stockholder requesting that a recommendation be reviewed by the Organization, Compensation and Nominating Committee should submit such information as the stockholder deems pertinent for service on the Board, such as age, experience and skills, and any other information required to be disclosed in a proxy statement regarding the prospect. This information must be accompanied by the prospective candidate’s written consent to serve on the Board of Directors if nominated and elected. This information should be received by the Secretary of the Company at P.O. Box 626, Bassett, Virginia 24055, by November 29, 2008.

Interested Party Communications with the Board of Directors

Interested parties, including security holders, may send communications to the Board of Directors by mailing the same addressed to the Board of Directors (or addressed to a specific individual director), Bassett Furniture Industries, Incorporated, P.O. Box 626, Bassett, Virginia 24055. The Board of Directors, including a majority of the independent directors, has adopted a procedure for receiving and addressing such communications.

Code of Business Conduct

Bassett maintains a Code of Business Conduct (the “Code”) applicable to all of its employees, officers and directors. The purpose of the Code is to convey the Company’s policies and practices for conducting business in accordance with its commitment to applying high ethical standards to its business practice. Any waiver of the Code for executive officers or directors will be made only by the Board of Directors or its Audit Committee and will be promptly disclosed. In support of the Code, the Company has provided employees with a number of avenues for the reporting of ethics violations or similar concerns, including a process for making such reports anonymously.

The Code was adopted by the Board Directors and is reviewed periodically by the Board of Directors. The Code is available for review on the Company’s website, www.bassettfurniture.com, and the Company will post any amendments to, or waivers for executive officers from, the Code on that website. A copy of the Code may be obtained, without charge, upon written request to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, P.O. Box 626, Bassett, Virginia 24055.

Other Transactions

The Company recognizes that transactions between Bassett and related persons present a potential for actual or perceived conflicts of interest. The Company’s general policies with respect to such transactions are included in its Code of Business Conduct (the “Code”), the administration of which is overseen by the Audit Committee. As a supplement to the Code, the Audit Committee has adopted a written policy setting out the procedures and standards to be followed for the identification and evaluation of “related party transactions.” For purposes of the policy, a related party transaction is any transaction or series of related transactions in excess of $120,000 in which the Company is a party and in which a “related person” has a material interest. Related persons include directors, director nominees, executive officers, 5% beneficial owners and members of their immediate families. The Audit Committee has determined that certain transactions are deemed to be pre-approved under this policy. These include (i) transactions with another company in which the related person’s only interest is as a director or a beneficial owner of less than 10% of that company’s outstanding stock or limited partnership interests and (ii) certain compensation arrangements that have either been disclosed in our proxy statement or approved by our Organization, Compensation and Nominating Committee.

The Company collects information about potential related party transactions in its annual questionnaires completed by directors and officers. Potential related party transactions are first reviewed and assessed by our General Counsel to consider the materiality of the transactions and then reported to the Audit Committee. The Audit Committee reviews and considers all relevant information available to it about each related party transaction. A related party transaction is approved or ratified only if the Audit Committee determines that it is in, or is not inconsistent with, the best interests of the Company and its shareholders and in compliance with the Code. The Company did not have any of these transactions during fiscal 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s Directors and executive officers and persons who own more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities. Executive officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended November 24, 2007, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial stockholders were complied with.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of four Directors and operates under a written charter adopted January 27, 2006, by the Board of Directors and annually reassessed and updated, as needed, in accordance with applicable rules of the SEC and NASDAQ. Each of the members of the Audit Committee is independent, as defined by NASDAQ.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing independent audits of the Company’s financial statements and internal control over financial reporting and issuing their reports thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes. The Audit Committee also selects the Company’s independent auditors.

In this context, the Audit Committee has reviewed and discussed the Company’s financial statements with both management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required of auditors to be discussed by auditing standards generally accepted in the United States, including the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 24, 2007 filed with the Securities and Exchange Commission on February 7, 2008. The Audit Committee also recommends that the shareholders ratify the retention of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending November 29, 2008.

Audit Committee:

William C. Warden, Jr., Chairman
Howard H. Haworth
George W. Henderson, III
Kristina Herbig

Organization, Compensation and Nominating Committee Report

As detailed in its charter, the Organization, Compensation and Nominating Committee of the Board oversees the Company’s executive compensation program on behalf of the Board. In the performance of this function, the Organization, Compensation and Nominating Committee met five times during fiscal 2007 and, among other things, reviewed and discussed with management the Compensation Discussion and Analysis set forth below in this proxy statement. Based on this review and discussion, the Organization, Compensation and Nominating Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 24, 2007 and this proxy statement.

Organization, Compensation and Nominating Committee:

Dale C. Pond, Chairman
William C. Wampler, Jr.
Peter W. Brown

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (CD&A) describes the material elements of compensation paid to our executive officers as well as the objectives and material factors underlying our compensation policies and decisions. The information in this CD&A provides context for the compensation disclosures in the tables and related discussions that follow in this proxy statement. The Organization, Compensation and Nominating Committee of the Board, which oversees our executive compensation program, is referred to as the “Committee” in this CD&A. The terms “we” and “our” refer to Bassett Furniture Industries, Incorporated. When we refer to the “named executives” we are referring to the five individuals listed in the Summary Compensation Table appearing later in this proxy statement.

The Committee has assisted the Company in developing and implementing compensation policies and programs which seek to improve the profitability of the Company and to maximize stockholder value over time. To accomplish this, the Directors who comprise the Committee have developed executive compensation policies that are consistent with, and directly linked to, the Company’s business objectives. These business objectives represent a composite of factors that are considered important for the future success of the Company. These factors attempt to balance long and short-term performance, including the continued maintenance of a strong balance sheet, growth of pre-tax profitability and earnings per share, control of costs, market growth and diversification and other criteria which may be introduced over time as a result of changes in the household furniture environment.

Compensation Philosophy and Objectives

The primary goal of our executive compensation program is the same as our goal for operating the company – to maximize corporate performance and thereby create value for our shareholders. To achieve this goal we have designed our executive compensation program to achieve the following objectives:

•	Attract and retain talented and experienced executives in our industry;

•	Motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	Align the interests of our executives and stockholders, by encouraging executives to increase stockholder value and rewarding executives when stockholder value increases; and

•	Motivate our executives to manage our business to meet our short-term and long-term corporate goals and business objectives, and reward them for meeting these objectives.

We use a mix of short-term compensation in the form of base salaries and cash incentive bonuses and long-term compensation in the form of equity incentives (primarily stock options) to provide a total compensation structure that is designed to encourage our executives to achieve these objectives. All of our executive employees are employed at-will, without employment agreements, severance payment agreements or payment arrangements that would be triggered by a “change in control” of the Company (other than through the acceleration of stock option vesting).

Determining Executive Compensation

The Committee is responsible for developing, administering and interpreting the compensation program for executive officers and other key employees. The Committee was appointed by our board of directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, and “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee may delegate some or all of its responsibilities to one or more subcommittees whenever necessary to comply with any statutory or regulatory requirements or otherwise deemed appropriate by the Committee. The Committee has the authority to retain consultants and other advisors to assist with its duties and has sole authority to approve the fees and other retention terms of such consultants and advisors.

Our chief executive officer makes recommendations to the Committee regarding the salaries, bonus arrangements and option grants, if any, for key employees, including all executive officers, except himself. In the case of discretionary bonuses for executive officers, which are based on individual performance, the CEO’s evaluation of such performance is provided to and reviewed by the Committee. Based on the foregoing, the Committee uses its judgment in making compensation decisions that will best carry out our philosophy and objectives for executive compensation. The decisions are reviewed by the full board, with the exception of decisions on stock or option awards which are made by the Committee to satisfy tax law requirements.

Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in 2007 based on a number of factors including:

•	The roles and responsibilities of our executives;

•	The individual experience and skills of our executives;

•	The amounts of compensation being paid to our other executives;

•	Our executives’ historical compensation at our company; and

•	Our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities.

In evaluating the compensation generally paid by similarly situated companies, we have historically taken into account available data relating to the compensation practices of other companies within and outside our industry. We did not benchmark our executives’ compensation against any group of peer companies in determining 2007 compensation. However, in fall 2007, Hay Group, a human resource and compensation consulting firm, conducted an analysis of our executive compensation relative to a group of comparable companies comprised of the following 11 companies: Chromcraft Revington, Furniture Brands International, La-Z-Boy, Design Within Reach, Haverty Furniture, Restoration Hardware, Ethan Allen Interiors, Hooker Furniture, Stanley Furniture, Flexsteel Industries and Jennifer Convertibles. The Hay Group analysis found that, in general, our base salaries and cash compensation (i.e., salaries and annual bonus) are below the 25th percentile of that group, while total direct compensation (i.e., salaries and annual bonus and equity incentives combined) is between the 25th percentile and median of that group.

Elements of our Executive Compensation Program

Our executive compensation primarily consists of base salary, cash bonuses, equity-based incentives and benefit programs. We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to complement each other and collectively serve all of our executive compensation objectives described above.

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team when considered in combination with other components of our compensation program. The base salary of each executive officer is reviewed annually to determine if it is equitably aligned with our other executive officers and at a sufficient level to attract and retain top talent. In recent years the base salaries have been kept at relatively fixed levels to reflect the depressed economic conditions of the industry and to keep fixed costs under control.

Annual Bonuses

The primary objectives of our annual incentive bonuses are to provide an incentive for superior work, to motivate our executives toward higher achievement and business results, to tie our executives’ goals and interests to ours and our stockholders’ and to enable us to attract and retain highly qualified individuals. Annual incentives are established for each executive in the form of a maximum percentage of base salary and are earned based on our attainment of performance targets set by the Committee. These targets are typically set in the first three months of the fiscal year. Bonus targets are based primarily on corporate performance criteria, such as operating income, earnings per share, cash flow and sales. However, for executives whose responsibilities relate primarily to a division of our business, a portion of the bonus may be tied to the operating performance of that division, thus ensuring a direct link between the executive’s performance and the amount of bonus earned. For 2007, the performance targets for the named executives were based entirely on corporate operating income except that for one of the named executives, 25% of the bonus was based on the operating income of one of our divisions. The selection of operating income as the performance criteria for annual bonuses is consistent with the Company’s business emphasis in recent years on improving cash flow and managing the balance sheet, which is a reflection of our response to adverse market conditions and our efforts to position the Company for earnings growth when the overall market improves. The performance level required to earn the target level of bonus is based on the internal financial goals set in connection with our Board of Directors’ consideration and approval of our annual operating plan. Consistent with our emphasis on tying compensation to performance, maximum bonus levels for executives are set at a significant percentage of base salary, typically between 50% and 125%. The higher percentages are set for the executives with the greater levels of responsibility, thus furthering the Committee’s objective to have a greater percentage of compensation at risk as an executive’s level of responsibility increases. The threshold, target and maximum performance targets are set at levels that we believe will make it difficult for the executive to earn bonuses at the target or higher levels, particularly in view of the difficult economic conditions in our industry. However, in light of those conditions, the Committee deemed it appropriate to structure the bonuses so that executives can begin to earn a prorated portion of the target bonus so long as there is positive operating income. No performance-based cash bonuses were paid to our executive officers for fiscal year 2007 because we did not have positive operating income.

The Committee may also, in its discretion, award bonuses to executives based upon such other terms and conditions as the Committee may determine. For fiscal year 2007, the Committee awarded such a discretionary bonus to one executive officer in recognition of his role in the development and implementation of the Company’s long-term initiatives, such as the retail store prototype.

Equity Incentive Compensation

We grant equity incentive awards in the form of stock options to align the interests of our executives with our stockholders by providing our executives with strong incentives to increase stockholder value. In recent years, most of our stock options vest at the rate of 33.3% of the total option shares on each of the first three anniversaries of the date of grant, thus providing added incentive for the executive to continue his or her employment with us. The chief executive officer recommends to the Committee the recipients and sizes of stock option awards. In evaluating these recommendations, the Committee considers a number of factors including the Committee’s subjective evaluation of the executive officer’s potential contribution to the Company’s future success and the level of incentive already provided by the number and terms of the executive officer’s existing stock option holdings. The grant date of any such stock option award is same date the Board of Directors or the Committee approves the award. The exercise price of the stock option is the fair market value of the common stock on the date the award is approved by the Board of Directors or the Committee. Fair market value is calculated according to the average high and low of our common stock on NASDAQ on that date.

In 2007, based on the foregoing considerations, we granted options to purchase a total of 213,500 shares of common stock, of which options to purchase a total of 58,000 shares were granted to our named executive officers. We do not have any program, plan or practice to time stock option grants in coordination with the release of material non-public information.

Retirement Plans

Our chief executive officer participates in the Company’s Supplemental Retirement Income Plan, which was established in 1984. The plan was intended to promote the long term service of its participants and provide an additional retirement benefit that would supplement the benefits under a defined benefit plan that was terminated in 1977. However, it is currently projected that the plan will result in no benefits payable to our chief executive officer upon his retirement. Therefore, the Committee generally has disregarded the plan in determining the compensation of the chief executive officer. None of the other named executives participates in this plan.

Severance and Change in Control Arrangements

The Stock Incentive Plan under which options were awarded to executives provides that the vesting of all options granted under the plan will accelerate upon a “change in control”, as defined in the Plan. The Committee believes the acceleration of option vesting upon a change in control was appropriate because it provides incentive for executives to remain with the Company through the uncertain period leading up to a change in control. Except for acceleration of the vesting of stock options, none of the executives is entitled to severance or other benefits by reason of a change in control or a termination of employment.

Other Components of Executive Compensation

Most benefits offered to executive officers are similar to those offered to all employees, with certain variations to promote tax efficiency and the replacement of benefits lost due to regulatory limitations. These programs are designed to provide protection against financial catastrophe that can result from illness, disability or death. In addition, the Company provides a limited number of perquisites to its executive officers. The Committee believes that its perquisites are reasonable and consistent with the overall executive compensation program. These perquisites may include such personal benefits as executive physicals and supplemental health insurance.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. However, these factors alone are not dispositive, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

One of the tax implications that the Committee considers is the deductibility of executive compensation. Section 162(m) of the Internal Revenue Code (the “Code”) imposes a $1 million limit on the amount of annual compensation that can be deducted by the Company with respect to each of the chief executive officer and the four other most highly compensated executive officers. Performance-based compensation that meets certain requirements will not be subject to this deductibility limit. It is generally the Company’s policy to seek to qualify the performance-based components of its compensation program for this exclusion from the Section 162(m) limitation as necessary to maximize the deductibility of executive compensation so long as doing so is consistent with the Committee’s objectives for executive compensation.

EXECUTIVE COMPENSATION

The following table presents information with respect to total compensation of Bassett’s Chief Executive Officer, its Principal Financial Officer and its three other most highly compensated executive officers for the fiscal year ended November 24, 2007 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation (2) ($)	Total ($)
Robert H. Spilman, Jr., Chief Executive Officer and President	2007	335,000	0	0	1,035	0	0	20,481	356,516
Barry C. Safrit, Senior Vice President and Chief Financial Officer	2007	190,000	0	0	564	0	0	1,900	192,464
Jason W. Camp, Senior Vice President, Retail	2007	300,000	50,000	0	564	0	0	5,625	356,189
Keith R. Sanders, Senior Vice President, Operations and Logistics	2007	200,000	0	0	0	0	0	8,000	208,000
John E. Bassett III, Vice President, Wood	2007	140,000	0	0	564	0	0	5,600	146,164

(1)	The option awards are valued under the assumptions contained in Note 12 to our Consolidated Financial Statements except that the assumption of forfeitures is not made.
(2)	The amounts reported in the column under the heading “Other Compensation” consist solely of the Company matches under its 401(k) plan, except for the amount reported for Mr. Spilman. The following table sets out Mr. Spilman’s other compensation for fiscal year 2007. Amounts listed below represent the cost to the Company of providing such benefits.

Company match to 401(k) Plan	$9,000
Supplemental health insurance	$5,014
Disability	$5,955
Executive physicals	$512

No other Named Executive Officer received personal benefits in excess of $10,000 during fiscal 2007.

The following table sets forth information concerning individual grants of plan-based awards made during the fiscal year ended November 24, 2007 to the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS

Name	Grant date	Estimated future payouts under non-equity incentive plan awards(1)			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date value of stock and option awards ($)
		Threshold (1) ($)	Target (1) ($)	Maximum (1) ($)
Robert H. Spilman, Jr.	10/17/2007	0	95,946	418,750	—	22,000	10.60	24,829
Barry C. Safrit	10/17/2007	0	34,827	152,000	—	12,000	10.60	13,543
Jason Camp	10/17/2007	0	68,737	300,000	—	12,000	10.60	13,543
Keith Sanders	—	0	36,660	160,000	—	—	—	—
John E. Bassett II	10/17/2007	10,500	14,435	105,000	—	12,000	10.60	13,543

(1)	Represents annual cash bonuses that could have been earned for fiscal 2007. No bonuses were earned because the threshold performance targets were not met.

Discussion for Summary Compensation Table and Grants of Plan-Based Awards

Performance-Based Cash Bonuses

The annual cash bonus opportunity for each Named Executive Officer is established in the form of a maximum percentage of base salary. The performance criteria and targets for such bonuses were set by the Organization, Compensation and Nominating Committee. For most executive officers, the performance criteria were based entirely on operating income of the Company. For Mr. Bassett, who is in charge of a division, 25% of the bonus award was based on the operating income of that division, and 75% was based on the operating income of the Company. Operating income is defined in the same manner as for financial reporting purposes. No performance-based cash bonuses were earned for fiscal 2007 because the threshold performance targets were not met.

Stock Option Awards

Messrs. Spilman, Safrit, Camp and Bassett received awards of options in fiscal 2007 under the 1997 Stock Incentive Plan (the “Stock Incentive Plan”). All of the options were granted at the “fair market value” of our common stock as such term is defined under the Stock Incentive Plan. The options will vest in equal installments on each of the three anniversary dates of the grant, or earlier, upon the occurrence of certain “change of control” events (as defined in the Stock Incentive Plan), which includes generally (1) the acquisition by an individual, an entity or a group of beneficial ownership or voting power of 30% or more of the Company’s outstanding common stock, (ii) certain changes in the constitution of the Company’s Board of Directors that have not been approved by the current Board, (iii) shareholder approval of a reorganization, merger or consolidation in which the then-current shareholders cease to own at least 75% of the then outstanding shares of common stock, (v) shareholder approval of a complete liquidation or dissolution of the Company and (v) the sale or other disposition of all or substantially all of the assets of the Company.

Components of Total Compensation

In fiscal 2007, salary and bonus for the Named Executive Officers averaged approximately 97 % of their total compensation and constituted all of their total cash compensation. For the Named Executive Officers who received stock options, the non-cash compensation in fiscal 2007 was the amount recognized for financial statement purposes with respect to such option grants in accordance with FAS 123R. Consistent with Bassett’s policy that a substantial portion of each Named Executive Officer’s potential cash compensation be based on performance, the performance-based bonus potential for executive officers has ranged from 33% to 56% of total cash compensation depending on Company and relevant division performance. No performance-based bonus awards were awarded in fiscal 2007 because the threshold performance criteria were not achieved. Mr. Camp received a bonus at the discretion of the Board.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning the year-end number and terms of unexercised options held by each of the Named Executive Officers.

Option awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Robert H. Spilman, Jr.	40,000	0	0	32.25	03/23/2008
	76,668	0	0	14.875	01/17/2010
	30,000	0	0	14.70	01/15/2002
	50,000	0	0	21.12	02/24/2004
	0	22,000	0	10.60	10/16/2017
Barry C. Safrit	15,000	0	0	22.50	10/25/2008
	10,000	0	0	16.25	09/26/2009
	15,000	0	0	14.70	01/14/2012
	20,000	0	0	21.12	02/23/2014
	0	12,000	0	10.60	10/16/2017
Jason W. Camp	37,500	0	0	16.96	07/09/2016
	0	112,500	0	16.96	07/09/2016
	0	12,000	0	10.60	10/16/2017
Keith R. Sanders	15,000	0	0	22.50	10/25/2008
	40,000	0	0	22.5625	06/27/2009
	15,000	0	0	14.70	01/14/2012
	20,000	0	0	21.12	02/23/2014
John E. Bassett III	27,628	0	0	32.25	03/23/2008
	18,420	0	0	14.875	01/17/2010
	8,000	0	0	14.70	01/14/2012
	12,500	0	0	21.12	02/23/2014
	0	12,000	0	10.60	10/16/2017

There were no exercises of stock options by the Named Executive Officers during the fiscal year ended November 24, 2007.

The following table sets forth information as of November 24, 2007 concerning pension benefits under the Supplemental Retirement Income Plan for Mr. Spilman, who is the only Named Executive Officer participating in a defined benefit pension plan.

PENSION BENEFITS

Name	Plan Name	Number of years credited service (#)	Present value of accumulated benefit(1) ($)	Payments during last fiscal year ($)
Robert H. Spilman, Jr.	Supplemental Retirement Income Plan	N/A	0	0

Supplemental Retirement Income Plan

The Company has a Supplemental Retirement Income Plan (the “Supplemental Plan”) that covers one current and certain former senior executives to promote their long service and dedication and to provide an additional retirement benefit. Upon retirement, the Supplemental Plan provides for lifetime monthly payments in an amount equal to 65% of the participant’s final average compensation as defined in the Supplemental Plan, which amount is reduced by (i) 50% of old age social security benefits, (ii) the benefit that would be payable on a life annuity basis from Company contributions to the Employee Savings/Retirement Plan based on a formula using maximum employee contributions, and (iii) the benefit that would be payable on a life annuity basis from funds the Company contributed to a Defined Benefit Plan that was terminated in 1977. There is no provision under the Supplemental Plan for a disability benefit if a participant’s employment is terminated prior to age 65 due to disability; however, the participant, notwithstanding the termination of employment, will continue to be covered by the Supplemental Plan. The death benefit is divided into (a) prior-to-retirement death, which pays the beneficiary 50% of final average annual compensation for a period of 120 months, and (b) post-retirement death, which pays the beneficiary 200% of final average compensation in a single payment. There are no benefits payable as a result of a termination of employment for any reason other than death or retirement, except there is a change of control provision which provides for the immediate vesting and payment of the retirement benefit under the Supplemental Plan in the event of an employment termination resulting from a change of control. The executive officer covered under this Supplemental Plan has waived participation in the Company’s group life insurance program.

Assuming no change in the rate of compensation for Robert H. Spilman, Jr. after November 24, 2007, it is projected that the benefit that would otherwise have been payable on retirement at age 65 to Mr. Spilman will be fully offset by the benefits calculated (using the aforementioned formula) to be payable from Company contributions to the Employee Savings/Retirement Plan. Mr. Spilman is the only named Executive Officer participating in the Supplemental Plan.

Deferred Compensation Agreement

Robert H. Spilman, Jr. has entered into a Deferred Compensation Agreement with the Company pursuant to the Executive Deferred Compensation Plan. Under that agreement, Mr. Spilman deferred a portion of his compensation over the four-year period from 1985 to 1989. The following table provides details for Mr. Spilman’s deferred compensation account as of November 24, 2007.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ Distributions ($)	Aggregate balance at last FYE ($) (1)
Robert H. Spilman, Jr.	0	0	19,015	0	174,970

(1)

Upon Mr. Spilman’s retirement at age 65, death or disability, he would be entitled to the following annual payments for a fifteen year period: upon his retirement, $108,125; upon his death, $22,124; and upon his disability, $8,200.

Equity Compensation Plan Information

The following table provides information as of November 24, 2007 with respect to shares of Company Common Stock that may be issued under existing equity compensation plans, including the 1993 Long Term Incentive Stock Option Plan, the 1997 Stock Incentive Plan, the 1993 Stock Plan for Non-Employee Directors, the 2000 Employee Stock Purchase Plan, and the 2005 Non-Employee Directors Incentive Plan. All equity compensation plans currently in place have been approved by the stockholders.

Plan	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders(1)	1,490,685	$18.64	420,162	(2)
Equity Compensation Plans Not Approved by Stockholders(3)	N/A	N/A	N/A
Total	1,490,685	$18.64	420,162	(2)

(1)

Includes the following plans: 1993 Long Term Incentive Stock Option Plan, 1997 Stock Incentive Plan (“Stock Incentive Plan”), 1993 Stock Plan for Non-Employee Directors, 2000 Employee Stock Purchase Plan (“2000 ESPP”) and the 2005 Non-Employee Directors Incentive Plan (“2005 Directors Plan”).

(2)	Includes shares available under the Stock Incentive Plan (51,078), the 2000 ESPP (286,379) and the 2005 Directors Plan (82,705).
(3)	There are no equity compensation plans in place not approved by stockholders.

Severance and Change-In-Control Arrangements

We have no employment agreements with any of our Named Executive Officers, and we have not entered into any plans or arrangements that would entitle them to any benefit upon a change in control or upon resignation, severance, retirement or other termination that is not generally available to salaried employees, other than the acceleration of stock options. The Stock Incentive Plan provides that the vesting of all options granted under the plan will accelerate upon a “change of control”, as defined in the Plan. Assuming that a change of control had occurred on November 23, 2007 (the last business day of fiscal 2007), such acceleration would have provided no value because the market price of the Company’s common stock on such date was less than the exercise prices of the unvested stock options held by the Named Executive Officers.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Ernst & Young LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending November 29, 2008. This selection is being presented to the stockholders for their ratification at the Annual Meeting of Stockholders. The firm of Ernst & Young LLP is considered well qualified. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit and Other Fees

Audit Fees. The aggregate fees billed by Ernst & Young LLP for audit services (audit of the Company’s annual financial statements, audit of internal control over the Company’s financial reporting, review of the Company’s quarterly financial statements included in its Forms 10-Q, and assistance with and review of SEC filings and, in 2006, SEC comment letters and responses) for fiscal year 2007 and fiscal year 2006 were $782,711 and $726,495, respectively.

Audit-Related Fees. There were no fees billed by Ernst & Young LLP in fiscal year 2007 and fiscal year 2006 for audit-related services not otherwise reported in the preceding paragraph.

Tax Fees. The aggregate fees billed by Ernst & Young LLP in fiscal year 2007 and fiscal year 2006 for tax-related services were $228,626 and $166,285, respectively. Tax compliance services accounted for $174,426 of the fees billed in fiscal year 2007 and all of the fees billed in fiscal year 2006. Tax-related services for fiscal year 2007 include state and local tax planning and consulting on international taxes.

All Other Fees. For fiscal year 2007, the Company paid an additional $1,500 to Ernst & Young LLP for a subscription to its online accounting research tool. There were no other fees billed by Ernst & Young LLP in fiscal year 2006. None of the services provided by Ernst & Young LLP consisted of financial information systems design or implementation services.

The Audit Committee considered whether, and determined that, the auditor’s provision of non-audit services was compatible with maintaining the auditor’s independence. In accordance with provisions of the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided to the Company by its independent auditors must be pre-approved by the Audit Committee. As authorized by that statute, the Audit Committee has delegated authority to the chairperson of the Audit Committee to pre-approve audit and non-audit services when the Audit Committee is not in session. Any decisions by the chairperson of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. All services above for fiscal year 2007 were pre-approved by the full Audit Committee.

Recommendation

The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending November 29, 2008, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent public accountants will be reconsidered by the Audit Committee.

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in the Proxy Statement

Any proposal that a stockholder intends to present for action at the 2009 Annual Meeting of Stockholders (“2009 Annual Meeting”) must be received by the Company no later than November 10, 2008, in order for the proposal to be included in the proxy statement and form of proxy for the 2009 Annual Meeting. Any such proposal must meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Such proposals should be sent to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.

Other Stockholder Proposals and Nominations

The Company’s Bylaws prescribe the procedures that a stockholder must follow to nominate directors for election at an annual meeting or to bring other business before an annual meeting (other than matters that have been included in the Company’s proxy statement for such meeting). The Chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a stockholder not made in compliance with these procedures. The following summary of these procedures is qualified by reference to the Company’s Bylaws, a copy of which may be obtained, without charge, upon written request to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.

A stockholder who desires to nominate a director for election at an annual meeting must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a stockholder’s notice must be received not later than January 15, 2009, for nominations to be made at the 2009 Annual Meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and each person whom the stockholder wishes to nominate for election as a director. The notice must be accompanied by the written consent of each proposed nominee to serve as a director of the Company, if elected.

A stockholder who desires to bring any other business before an annual meeting (other than matters that have been included in the Company’s proxy statement for such meeting) must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a stockholder’s notice must be received not later than November 6, 2008 for business to be acted upon at the 2009 Annual Meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and the business proposed to be brought before the meeting.

With respect to stockholder proposals not included in the Company’s proxy statement for the 2009 Annual Meeting, the persons named in the Board of Directors’ proxy for such meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, including with respect to proposals received by the Company after November 6, 2008.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 24, 2007, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO JAY R. HERVEY, SECRETARY, BASSETT FURNITURE INDUSTRIES, INCORPORATED, POST OFFICE BOX 626, BASSETT, VIRGINIA 24055.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Bassett Furniture Industries, Incorporated

Common Stock for the upcoming Annual Meeting of Shareholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1. Vote by Telephone—Please call toll-free in the U.S or Canada at 1-866-242-2612, on a touch-tone phone. If outside the U.S. or Canada, call 1-215-521-1351. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2. Vote by Internet—Please access https://www.proxyvotenow.com/bset, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3. Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Bassett Furniture Industries, Incorporated, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED

☒ Please mark your vote as in this example

The Board of Directors recommends that you vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

1. ELECTION OF DIRECTORS:

Nominees are (01) Peter W. Brown, M.D., (02) Paul Fulton, (03) Howard H. Haworth, (04) George W. Henderson, III, (05) Kristina Herbig, (06) Dale C. Pond, (07) Robert H. Spilman, Jr., (08) William C. Wampler, Jr., and (09) William C. Warden, Jr.

☐ FOR all listed nominees (except do not vote for nominee(s) whose numbers(s) I have written below)

☐ WITHHOLD AUTHORITY to vote for all the nominees listed above

FOR ☐ AGAINST ☐ ABSTAIN ☐

2. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP as the Company’s independent public accountants for the fiscal year ending November 29, 2008.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the accompanying Proxy Statement attached thereto.

Dated: , 2008

Signature

Signature (if held jointly)

Title

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Proxy Solicited by the Board of Directors for the

Annual Meeting to be held on April 15, 2008

WHITE PROXY

The undersigned hereby appoints Jay R. Hervey and Barry C. Safrit, each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the $5.00 par value Common Stock of the undersigned in Bassett Furniture Industries, Incorporated at the Annual Meeting of Shareholders of the Company to be held on April 15, 2008, and at any adjournments or postponements thereof. The Board of Directors recommends voting FOR on Items 1 and 2.

THIS PROXY will be voted as specified herein and, unless otherwise directed, will be voted FOR the election of all nominees as Directors, and FOR ratification of the selection of independent public accountants.

PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS CARD.